Exhibit 16.1

May 5, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by China Xiangtai Food Co., Ltd. under item 4.01 of its Form 6-K dated May 5, 2020. We agree with the statements concerning our Firm that are contained therein.

Very truly yours,

/s/ Friedman LLP
Friedman LLP